UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2022

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the organizational changes described in Item 7.01, on June 29, 2022, Cognizant Technology Solutions Corporation (the “Company”) determined that Rajesh Nambiar, Executive Vice President and President, Digital Business and Technology, and Chairman, Cognizant India, would cease to serve as the Company’s Executive Vice President and President, Digital Business and Technology, effective July 6, 2022, and would thereby cease to be an executive officer of the Company as of such date. Mr. Nambiar will continue to serve as Executive Vice President, Chairman and Managing Director of Cognizant India. His compensation in such role will be commensurate with compensation within the organization for officers who are not executive officers.

Item 7.01.     Regulation FD Disclosure

On July 6, 2022, the Company announced that it will be simplifying its internal operating structure around practice areas and delivery operations. This change is part of the Company’s ongoing strategy to shift towards delivering client business outcomes aligned by industry. The Company is merging its Digital Business & Technology (DB&T) and Digital Business Operations (DBO) practice areas with the respective delivery organizations to create four new integrated practices: Software & Platform Engineering, Core Technologies & Insights, Enterprise Platform Services, and Intuitive Operations & Automation. This change will not impact the Company’s reportable business segments. With these changes, the Company expects to better serve clients, enabling best in class offerings and capabilities, and creating even more opportunity for associates with exposure to additional career growth.

The information above includes statements that may constitute express or implied forward-looking statements relating to our expectations regarding the anticipated benefits of and impact of the revised organizational structure on our business. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement the planned organizational changes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary

Date: July 6, 2022